UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010 (November 16, 2010)

NATIONAL MENTOR HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2010, Hugh R. Jones III tendered his resignation to National Mentor Holdings, Inc. (the “Company”), effective December 31, 2010. Mr. Jones is our Executive Vice President, Chief Administrative Officer and Assistant Secretary. Upon his departure, Mr. Jones will be entitled to the benefits provided upon a resignation for “Good Reason” under his Amended and Restated Severance Agreement dated as of December 31, 2008 (the “Severance Agreement”), which is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008. In addition to those benefits, which are summarized in the Company’s most recent Annual Report on Form 10-K, pursuant to a letter agreement between Mr. Jones and the Company dated November 16, 2010, he will be entitled to receive a bonus payment with respect to the Company’s fiscal year ended September 30, 2010 (the “2010 Bonus Payment”), an amount equal to the 2010 Bonus Payment, in accordance with the terms of the Severance Agreement, and fully paid health insurance for two years following his termination (instead of one year as provided under the Severance Agreement) and will retain the Company-provided computer hardware and software in his home office.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement between National Mentor Holdings, Inc. and Hugh R. Jones III dated November 16, 2010

99.1	Press release issued November 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: November 22, 2010

/s/ Denis M. Holler
Name: Denis M. Holler
Title: Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between National Mentor Holdings, Inc. and Hugh R. Jones III dated November 16, 2010

99.1	Press release issued November 22, 2010.

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